SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Pursuant to Rule 14a-12

                              THE HOME DEPOT, INC.

                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)    Proposed maximum aggregate value of transaction:

                  (5)    Total fee paid:

      [ ]  Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:
                  (2) Form, Schedule or Registration Statement No.:
                  (3) Filing Party:
                  (4) Date Filed:

[HOME DEPOT LOGO]



               THE HOME DEPOT TO OPPOSE SHAREHOLDER PROPOSAL FROM
                              RELATIONAL INVESTORS

         ATLANTA, DECEMBER 18, 2006 - The Home Depot(R), the world's largest home improvement retailer, announced that it has received notice from Relational Investors, LLC, an investment firm, that Relational intends to submit a proposal at the next annual meeting of shareholders of The Home Depot. The proposal will request that the board of directors of The Home Depot appoint a special committee of independent directors to evaluate the strategic direction of the Company, the performance of management and strategic alternatives for the Company. Relational notified the Company that this proposal is part of an "advocacy program" planned by Relational with respect to the Company, that Relational plans to solicit proxies to have its proposal adopted, and that Relational may nominate one or more directors for election at the 2007 annual meeting. In addition, Relational has requested a meeting with The Home Depot's chief executive officer, Bob Nardelli, and members of the Company's board of directors.

         The Company said that its board of directors recently completed a strategic review and that it will oppose the resolution and proxy solicitation that Relational intends to pursue.

            The Company also said today that its board of directors unanimously supports the management team and its plan to continue enhancing value for all shareholders through the execution of its current strategy. During the past six years, the Company has delivered strong financial results. Sales at The Home Depot have nearly doubled, from $45.7 billion in 2000 to $81.5 billion in 2005, and earnings per share have increased more than 140 percent in the same period. From 2001 to the present, the Company has invested more than $29 billion back into the business, through capital and acquisition spending, while also returning over $20 billion to shareholders in the form of share repurchases and dividends, including two dividend increases of 50 percent each this year. This includes, most recently, issuing $5 billion in debt and announcing a $3 billion accelerated share repurchase. Since 2002, when the Company's share repurchase program began, The Home Depot has repurchased approximately 450 million shares, or 19 percent of its outstanding shares. This demonstrates the Company's balanced approach to capital allocation through business investments and cash returned to its shareholders.

         The Home Depot has advised Relational that it will arrange a meeting shortly after the first of the year to discuss its concerns, consistent with The Home Depot's policy of engaging in an open and direct dialogue with shareholders.

         Relational indicated in its notice that it has recently become a shareholder of The Home Depot. Relational further indicated that its various affiliates own approximately 12,966,338 shares of The Home Depot's common stock, or roughly 0.6 percent of the common shares outstanding. The Home Depot's correspondence with Relational is attached.

                                     -more-

ABOUT THE HOME DEPOT
The Home Depot(R) is the world's largest home improvement specialty retailer, with 2,127 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, 10 Canadian provinces, Mexico and China. Through its HD SupplySM businesses, The Home Depot is also one of the largest diversified wholesale distributors in the United States, with nearly 1,000 locations in the United States and Canada offering products and services for building, improving and maintaining homes, businesses and municipal infrastructures. In fiscal 2005, The Home Depot had sales of $81.5 billion and earnings of $5.8 billion. The Company employs approximately 355,000 associates and has been recognized by FORTUNE magazine as the No. 1 Most Admired Specialty Retailer and the No. 13 Most Admired Corporation in America for 2006. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index. HDG
                                       ###

         CERTAIN STATEMENTS CONTAINED HEREIN MAY BE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CURRENTLY AVAILABLE INFORMATION AS OF THEIR DATES AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS AND OTHER INFORMATION CONTAINED HEREIN, INCLUDING RISKS AND UNCERTAINTIES ASSOCIATED WITH WHETHER RELATIONAL SUBMITS ANY PROPOSAL AND/OR NOMINATES DIRECTORS AND IF SUBMITTED OR NOMINATED, WHETHER SUCH PROPOSALS WILL BE APPROVED OR PERSONS ELECTED AND THE OUTCOME OF ANY MEETING BETWEEN RELATIONAL AND THE HOME DEPOT.

         ADDITIONAL INFORMATION REGARDING RISKS AND UNCERTAINTIES IS CONTAINED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THEIR RESPECTIVE DATES, AND THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THEM EXCEPT AS MAY BE REQUIRED UNDER THE FEDERAL SECURITIES LAWS.

         THE HOME DEPOT AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE HOME DEPOT IN CONNECTION WITH THE PROPOSAL DESCRIBED HEREIN. INFORMATION REGARDING THE SPECIAL INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSAL DESCRIBED HEREIN WILL BE INCLUDED IN ANY PROXY STATEMENT FILED BY THE HOME DEPOT IN CONNECTION WITH THE PROPOSAL. IN ADDITION, THE HOME DEPOT FILES ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION WITH THE SEC. THESE DOCUMENTS ARE AVAILABLE FREE OF CHARGE AT THE SEC'S WEB SITE AT WWW.SEC.GOV OR FROM THE HOME DEPOT AT WWW.HOMEDEPOT.COM. INVESTORS SHOULD READ ANY PROXY STATEMENT FILED IN CONNECTION WITH THE PROPOSAL DESCRIBED HEREIN CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

FOR MORE INFORMATION, CONTACT:
FINANCIAL COMMUNITY                         NEWS MEDIA.
Diane Dayhoff                               Jerry Shields, Sr. Public Relations
Sr. Vice President of Investor Relations    Manager
(770) 384-2666                              (770) 384-2741
diane_dayhoff@homedepot.com                 jerry_shields@homedepot.com

                                            Ron DeFeo, Sr. Public Relations
                                            Manager
                                            (770) 384-3179
                                            ron_defeo@homedepot.com

[RELATIONAL INVESTORS LLC LETTERHEAD]




VIA OVERNIGHT MAIL AND FACSIMILE

December 13, 2006

Mr. Robert L. Nardelli
Chairman, President and Chief Executive Officer
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339-4024

Dear Mr. Nardelli:

We have recently become a significant shareholder of Home Depot Inc. (the "Company").

We believe the Company's board of directors is presented with enormous responsibility and opportunity to reverse the Company's chronic inferior stock price performance experienced since 2000. We attribute this performance to deficient strategy, operations, capital allocation, and governance.

We are planning an advocacy program designed to spur positive action to address these deficiencies. In that vain, under separate cover we have submitted the attached Notice of Shareholder Proposal. This notice was timed to satisfy the deadlines set forth in the Company's Bylaws.

We would like to meet with you and representatives of the Company's board of directors at the earliest convenient time. At that meeting, we would like to discuss this proposal and other steps we are considering, which include nominating one or more directors for election to the Company's board of directors at the Company's 2007 Annual Meeting of Shareholders.

I look forward to hearing from you. If you would like to reach me, you can call my office at (858) 704-3330.

Sincerely,

/s/ Ralph V. Whitworth
--------------------------
    Ralph V. Whitworth
    Principal

Enclosure

[RELATIONAL INVESTORS LLC LETTERHEAD]


VIA OVERNIGHT MAIL AND FACSIMILE

December 13, 2006

Mr. Frank Fernandez
Corporate Secretary
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339

Re:   Notice of Shareholder Proposal

Dear Mr. Fernandez:

       The undersigned, Relational Investors LLC, a Delaware limited liability company ("Relational Investors") is a stockholder of The Home Depot, Inc., a Delaware corporation (the "Company"), and, as of the date hereof, is the holder of record of 100 shares of common stock, par value $.05 per share, of the Company ("Common Stock"), and the beneficial owner of 12,966,438 shares of Common Stock (which amount includes the 100 shares of Common Stock held of record). This letter serves as notice, in accordance with Article I, Section 1 of the By-Laws of the Company, as amended and restated as of August 24, 2006 (the "Bylaws"), that Relational Investors is submitting the enclosed shareholder proposal to be considered at the 2007 Annual Meeting. For clarity, Relational Investors is not submitting this Proposal (as defined below), and is therefore not requesting inclusion of the Proposal in the Company's proxy statement, under the Securities and Exchange Commission's Rule 14a-8. Relational Investors intends to conduct an independent proxy solicitation program in support of the Proposal.

       Set forth below is the information required to be furnished to the Secretary of the Company pursuant to Article I, Section 1 of the Bylaws in connection with Relational Investors' Proposal.

     (A) A BRIEF DESCRIPTION OF THE BUSINESS DESIRED TO BE BROUGHT BEFORE THE MEETING, THE REASONS FOR CONDUCTING SUCH BUSINESS AT THE MEETING AND ANY MATERIAL INTEREST IN SUCH BUSINESS OF SUCH STOCKHOLDER AND THE BENEFICIAL OWNER, IF ANY, ON WHOSE BEHALF THE PROPOSAL IS MADE.

     Relational Investors is submitting a proposal to recommend and request that the Board of Directors form a committee comprised exclusively of independent directors to evaluate the strategic direction of the Company and the performance of management, with duties to include, among other things, studying strategic alternatives for the Company, including a major operational restructuring and/or recapitalization, a partial or complete sale or buyout of the Company, and/or a major recomposition of the executive team (the "Proposal"), as more specifically described in the Shareholder Proposal to Form an Independent Board Committee enclosed with this notice.

     Relational Investors is submitting the Proposal because it believes there is opportunity for substantial appreciation in the value of the Common Stock through changes in the Company's strategic direction, restructuring and recapitalization, a partial or complete sale or buyout of the Company and/or a major recomposition of the execution team. Relational Investors believes the Company's owners should have an opportunity to express their wishes in respect of these matters for consideration by the Board of Directors.

     Except in respect of its ownership of Common Stock, Relational Investors and the beneficial owners set forth below have no material interest in the Proposal.

     (B) WHETHER EITHER SUCH STOCKHOLDER OR BENEFICIAL OWNER, ALONE, OR AS PART OF A GROUP, INTENDS TO SOLICIT OR PARTICIPATE IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY.

     Relational Investors and/or the beneficial owners set forth below intend to solicit or participate in the solicitation of proxies from the stockholders of the Company

     (C) THE NAME AND ADDRESS OF SUCH STOCKHOLDER, AS THEY APPEAR ON THE COMPANY'S BOOKS, AND OF SUCH BENEFICIAL OWNERS AND (II) THE CLASS AND NUMBER OF SHARES OF THE COMPANY THAT ARE OWNED BENEFICIALLY AND HELD OF RECORD BY SUCH STOCKHOLDER AND SUCH BENEFICIAL OWNER

     STOCKHOLDER:

     Relational Investors LLC
     12400 High Bluff Drive, Suite 600
     San Diego, CA 92130

     BENEFICIAL OWNER:

     Relational Investors LLC

     The address of the above beneficial owner is:

          c/o Relational Investors LLC
          12400 High Bluff Drive, Suite 600
          San Diego, California 92130

       Relational Investors, in its capacity as an investment manager with discretionary purchase, sale, and voting authority over shares held in certain client accounts may be deemed to beneficially own in the aggregate 1,793,758 shares of the Company's Common Stock. Also in its capacity as the general partner of certain partnerships, Relational Investors may also be deemed to beneficially own in the aggregate 11,172,580 shares of the Company's Common Stock. Such partnerships beneficially own the Company's Common Stock as described below. In each case, the address of the beneficial owner is 12400 High Bluff Drive, Suite 600, San Diego, CA 92130.

     Relational Investors is the sole general partner of:

        Relational Investors, L.P., which beneficially owns 2,011,996 shares of Common Stock;

        Relational Partners, L.P., which beneficially owns 48,007 shares of Common Stock;

        Relational Fund Partners, L.P., which beneficially owns 51,987 shares of Common Stock;

        Relational Coast Partners, L.P., which beneficially owns 119,437 shares of Common Stock;

        RH Fund 1, L.P., which beneficially owns 1,450,905 shares of Common
        Stock;

        RH Fund 2, L.P., which beneficially owns 1,044,637 shares of Common
        Stock;

        RH Fund 4, L.P., which beneficially owns 366,915 shares of Common Stock;

        RH Fund 6, L.P., which beneficially owns 275,478 shares of Common Stock;

        RH Fund 7, L.P., which beneficially owns 129,376 shares of Common Stock;

        Relational Investors VIII, L.P., which beneficially owns 1,952,392 shares of Common Stock;

        Relational Investors IX, L.P., which beneficially owns 798,631 shares of Common Stock;

        Relational Investors XI, L.P., which beneficially owns 836,641 shares of Common Stock;

        Relational Investors XV, L.P., which beneficially owns 281,447 shares of Common Stock; and

        Relational Investors XVI, L.P., which beneficially owns 235,362 shares of Common Stock.

       Relational Investors also serves as the sole managing member of both Relational Asset Management LLC, which serves as the general partner to Relational Investors III, L.P. (which beneficially owns 92,803 shares of Common Stock), and Relational Investors X GP LLC, which serve as the general partner to Relational Investors X, L.P. (which beneficially owns 1,476,566 shares of Common Stock).

       By virtue of the foregoing relationships and capacities, Relational Investors and its managing members, Ralph V. Whitworth and David H. Batchelder, may be deemed to indirectly beneficially own in the aggregate 12,966,338 shares of the Company's Common Stock held by such respective entities. Also, Relational Investors is the holder of record of 100 shares of the Company's Common Stock. We may also place in nomination one or more candidates for election as a director at the 2007 Annual Meeting. It is our understanding that under Article Sixth, Section 3 of the Company's Amended and Restated Certificate of Incorporation a written request for such nomination(s) must be received by the Company "not less than 30 days prior to the date fixed for the meeting." Based on a review of the Bylaws and the Company's other charters, policies and procedures, we are not aware of any other advance notice requirement in respect of shareholder nominations.

       If you believe that this notice does not satisfy the Bylaw requirements for a shareholder proposal to be considered at the 2007 Annual Meeting, if you disagree with our reading of the Company's deadline for shareholder nominations, or if you have any questions or require further information, please contact the undersigned immediately at (858) 704-3330.

                                            Very truly yours,


                                            RELATIONAL INVESTORS, LLC,
                                            a Delaware limited liability company



                                        By:  /s/ Ralph V. Whitworth
                                             ----------------------------------
                                                 Ralph V. Whitworth

                                        Its:     Principal


Enclosures

cc:   Mr. Robert Nardelli, Chief Executive Officer
      The Home Depot, Inc.

           SHAREHOLDER PROPOSAL TO FORM AN INDEPENDENT BOARD COMMITTEE

RESOLVED, that the shareholders recommend and request that:

1. the Board of Directors of The Home Depot, Inc. (the "Company") promptly appoint a committee (the "Shareholder Value Committee") comprised exclusively of independent directors to evaluate the strategic direction of the Company and the performance of management in light of the Company's inferior performance during the tenure of the current Chief Executive Officer;

2. the Shareholder Value Committee, among its duties, shall study strategic alternatives for the Company, including a major operational restructuring and/or recapitalization, a sale or buyout of the Company in part or whole, and/or a major recomposition of the executive team;

3. the Shareholder Value Committee shall publicly report its findings to the shareholders no later than 90 days after the Company's 2007 Annual Meeting of Shareholders;

4. in carrying out its evaluation, the Shareholder Value Committee shall avail itself of independent legal, investment banking and such other third party advisers, each with no connection to current management, as the Shareholder Value Committee shall determine in its sole discretion; and

5. at least one member of the Shareholder Value Committee shall be a director (if any) who was newly elected at the Company's 2007 Annual Meeting of Shareholders.

[HOME DEPOT LETTERHEAD]


                                December 18, 2006


VIA OVERNIGHT MAIL AND FACSIMILE

Mr. Ralph V. Whitworth
Principal
Relational Investors, LLC
12400 High Bluff Drive
Suite 600
San Diego, California 92130

Dear Mr. Whitworth:

      This letter confirms receipt of your letter of December 13, 2006, a copy of which has been provided to our board of directors.

      The board has asked me to inform you that it recently completed a strategic review and does not believe that the committee you seek to form is necessary or useful, and it will oppose any solicitation of proxies in that regard.

      The board has also asked me to inform you that your request for a meeting will be accommodated, and that we will be in touch with you shortly after the first of the year to arrange a mutually convenient meeting date and other details.

      Finally, with respect to your request that we confirm that your notice complies with our Bylaw requirements, we are unable to do so at this time. In this connection, to enable us to comply with your request, we would appreciate your advising us as to why, in light of the amount of your ownership of Home Depot shares, you have not complied with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


                                      Very truly yours,

                                      /s/ Frank L. Fernandez

                                      Frank L. Fernandez
                                      EVP, Secretary & General Counsel